Exhibit 99.1

Clayton Williams Energy Announces Third Quarter 2009 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--November 4, 2009--Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported a net loss attributable to Company stockholders for the third quarter of 2009 of $13.6 million, or $1.12 per share, as compared to net income of $94.6 million, or $7.79 per share, for the third quarter of 2008. Cash flow from operations for the third quarter of 2009 was $28.3 million as compared to $73.6 million during the same period in 2008.

For the nine months ended September 30, 2009, the Company reported a net loss attributable to Company stockholders of $74.5 million, or $6.14 per share, as compared to net income of $80.6 million, or $6.72 per share, for the same period in 2008. Cash flow from operations for the nine-month period in 2009 was $68.2 million as compared to $223.1 million during the same period in 2008.

The Company cited volatility in the commodity markets as the principal reason for the adverse change in operating results between the third quarter of 2009 and the comparable quarter in 2008. The Company reported a $4.7 million net gain on derivatives in the current quarter, consisting of a $10.6 million non-cash gain to mark the Company’s derivative positions to their fair value on September 30, 2009 and a $5.9 million realized loss on settled contracts. For the same period in 2008, the Company reported a $132.7 million net gain on derivatives, consisting of a $169.5 million non-cash gain due to changes in mark-to-market valuations and a $36.8 million realized loss on settled contracts.

Lower commodity prices also had an adverse impact on revenues and cash flow from operations. Most of the 54% decrease in oil and gas sales from $128.3 million for the third quarter of 2008 to $59.4 million for the same quarter in 2009 was attributable to lower product prices. Average realized oil prices for the third quarter of 2009 decreased 44% to $64.60 per barrel from $116.01 per barrel in the 2008 period, while gas prices decreased 62% to $3.79 per Mcf from $9.88 per Mcf in the same quarter of 2008. Average realized prices for 2009 and 2008 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company’s statements of operations as gain/loss on derivatives under applicable accounting standards.

Oil and gas production (per barrel of oil equivalent) declined by 5% for the third quarter of 2009 as compared to the same quarter in 2008. Oil production decreased 12% to 662,000 barrels, or 7,196 barrels per day, as compared to 755,000 barrels, or 8,207 barrels per day, while gas production remained relatively flat at 3.9 Bcf, or 42,391 Mcf per day in 2009, as compared to 42,609 Mcf per day in 2008.

The Company recorded abandonment and impairment costs during the third quarter of 2009 of $24.1 million compared to $43 million for the third quarter of 2008. The 2009 quarter included a $17.5 million pre-tax charge for the previously announced abandonment of the Miami Corp wells in South Louisiana and $5.3 million of leasehold impairments relating primarily to North Louisiana and the East Texas Bossier area.

The Company will host a conference call to discuss these results and other forward-looking items today, November 4th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 91914656. The replay will be available for one week at 888-286-8010, passcode 70637212.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES
Oil and gas sales	$59,436	$128,335	$167,438	$381,545
Natural gas services	1,639	2,978	4,578	9,069
Drilling rig services	-	12,515	6,681	40,050
Gain on sales of assets	1,351	3,157	2,014	44,447
Total revenues	62,426	146,985	180,711	475,111

COSTS AND EXPENSES
Production	19,258	22,861	56,617	65,365
Exploration:
Abandonments and impairments	24,149	43,036	41,066	45,266
Seismic and other	898	5,993	6,556	11,230
Natural gas services	1,344	2,706	3,966	8,465
Drilling rig services	904	9,763	10,901	30,803
Depreciation, depletion and amortization	30,053	27,226	92,704	82,473
Impairment of property and equipment (a)	-	9,985	32,068	9,985
Accretion of abandonment obligations	824	654	2,290	1,669
General and administrative	4,012	6,501	14,796	17,893
Loss on sales of assets and inventory write-downs	555	134	4,400	420
Total costs and expenses	81,997	128,859	265,364	273,569
Operating income (loss)	(19,571)	18,126	(84,653)	201,542

OTHER INCOME (EXPENSE)

Interest expense	(6,526)	(5,406)	(17,700)	(18,929)
Gain (loss) on derivatives	4,723	132,710	(14,537)	(61,986)
Other	(76)	2,030	1,651	5,699

Total other income (expense)	(1,879)	129,334	(30,586)	(75,216)

Income (loss) before income taxes	(21,450)	147,460	(115,239)	126,326

Income tax benefit (expense)	7,850	(52,829)	42,171	(45,409)

NET INCOME (LOSS)	(13,600)	94,631	(73,068)	80,917
Less income attributable to noncontrolling interest, net of tax (a)	-	(2)	(1,455)	(280)
NET INCOME (LOSS) attributable to Clayton Williams Energy, Inc.	$(13,600)	$94,629	$(74,523)	$80,637

Net income (loss) per common share attributable to Clayton Williams
Energy, Inc. stockholders:
Basic	$(1.12)	$7.81	$(6.14)	$6.79
Diluted	$(1.12)	$7.79	$(6.14)	$6.72

Weighted average common shares outstanding:
Basic	12,144	12,114	12,136	11,874
Diluted	12,144	12,141	12,136	12,008

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	September 30,	December 31,
	2009	2008
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$22,407	$41,199
Accounts receivable:
Oil and gas sales	21,986	26,009
Joint interest and other, net	5,533	14,349
Affiliates	289	227
Inventory	41,918	20,052
Deferred income taxes	3,637	3,637
Assets held for sale (a)	18,750	-
Prepaids and other	1,796	20,011
	116,316	125,484
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,570,175	1,526,473
Natural gas gathering and processing systems	17,884	17,816
Contract drilling equipment (a)	27,800	91,151
Other	16,047	14,954
	1,631,906	1,650,394
Less accumulated depreciation, depletion and amortization	(920,687)	(840,366)
Property and equipment, net	711,219	810,028

OTHER ASSETS
Debt issue costs, net	5,188	6,225
Other	1,920	1,672
	7,108	7,897
	$834,643	$943,409

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$32,653	$67,189
Oil and gas sales	17,721	24,702
Affiliates	1,738	1,627
Current maturities of long-term debt	-	18,750
Fair value of derivatives	8,049	-
Accrued liabilities and other	7,699	10,609
	67,860	122,877

NON-CURRENT LIABILITIES
Long-term debt (a)	395,000	347,225
Deferred income taxes	78,382	120,414
Fair value of derivatives	265	-
Other	37,993	32,617
	511,640	500,256

EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,214	1,212
Additional paid-in capital (a)	152,028	137,046
Retained earnings	101,901	176,424
Total Clayton Williams Energy, Inc. stockholders' equity	255,143	314,682
Noncontrolling interest, net of tax (a)	-	5,594
Total equity	255,143	320,276

	$834,643	$943,409

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(13,600)	$94,631	$(73,068)	$80,917
Adjustments to reconcile net income (loss) to cash
provided by operating activities:
Depreciation, depletion and amortization	30,053	27,226	92,704	82,473
Impairment of property and equipment	-	9,985	32,068	9,985
Exploration costs	24,149	43,036	41,066	45,266
(Gain) loss on sales of assets and inventory write-downs, net	(796)	(3,023)	2,386	(44,027)
Deferred income tax (benefit) expense	(7,850)	52,633	(42,171)	44,881
Non-cash employee compensation	326	2,032	953	3,942
Unrealized (gain) loss on derivatives	(10,593)	(169,551)	8,314	(23,930)
Settlements on derivatives with financing elements	-	15,471	-	40,260
Amortization of debt issue costs	539	264	1,163	1,049
Accretion of abandonment obligations	824	654	2,290	1,669

Changes in operating working capital:
Accounts receivable	2,198	14,661	12,777	(5,001)
Accounts payable	(9,449)	(10,772)	(26,075)	(10,374)
Other	12,536	(3,612)	15,800	(4,054)
Net cash provided by operating activities	28,337	73,635	68,207	223,056

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(30,726)	(112,816)	(99,808)	(231,316)
Proceeds from sales of assets	1,439	3,060	2,109	117,109
Change in equipment inventory	(13,274)	(4,607)	(25,868)	(11,384)
Other	(12)	3,095	(109)	3,880
Net cash used in investing activities	(42,573)	(111,268)	(123,676)	(121,711)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	50,700	74,800	75,900	5,500
Repayments of long-term debt	(30,000)	(4,687)	(39,375)	(60,312)
Proceeds from exercise of stock options	-	31	152	15,915
Settlements on derivatives with financing elements	-	(15,471)	-	(40,260)
Net cash provided by (used in) financing activities	20,700	54,673	36,677	(79,157)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	6,464	17,040	(18,792)	22,188

CASH AND CASH EQUIVALENTS
Beginning of period	15,943	17,492	41,199	12,344

End of period	$22,407	$34,532	$22,407	$34,532

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Average Daily Production:
Natural Gas (Mcf):
Permian Basin	14,374	13,536	15,157	14,287
North Louisiana	10,076	16,273	12,007	15,169
South Louisiana	10,755	4,320	10,342	11,682
Austin Chalk (Trend)	2,306	2,271	2,580	2,313
Cotton Valley Reef Complex	3,916	5,832	3,989	5,848
Other	964	377	1,233	500
Total	42,391	42,609	45,308	49,799

Oil (Bbls):
Permian Basin	3,526	3,983	4,010	3,683
North Louisiana	230	392	257	363
South Louisiana	773	90	624	393
Austin Chalk (Trend)	2,585	3,659	2,821	3,291
Other	82	83	87	88
Total	7,196	8,207	7,799	7,818

Natural gas liquids (Bbls):
Permian Basin	246	174	241	181
North Louisiana	26	3	21	3
South Louisiana	116	6	73	62
Austin Chalk (Trend)	288	233	296	249
Other	9	8	10	9
Total	685	424	641	504

Total Production:
Natural Gas (MMcf)	3,900	3,920	12,369	13,645
Oil (MBbls)	662	755	2,129	2,142
Natural gas liquids (MBbls)	63	39	175	138
Total (MBOE)	1,375	1,447	4,366	4,554

Average Realized Prices (b):
Gas ($/Mcf)	$3.79	$9.88	$4.11	$9.83
Oil ($/Bbl)	$64.60	$116.01	$52.10	$111.48
Natural gas liquids ($/Bbl)	$31.89	$69.90	$26.70	$61.70

Gains (Losses) on settled derivative contracts (b):
($ in thousands, except per unit)
Gas:
Net realized gain (loss)	$2,992	$(7,190)	$7,478	$(18,361)
Per unit produced ($/Mcf)	$.77	$(1.83)	$.60	$(1.35)

Oil:
Net realized loss	$(8,861)	$(29,324)	$(13,701)	$(65,578)
Per unit produced ($/Bbl)	$(13.39)	$(38.84)	$(6.44)	$(30.62)

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to September 30, 2009.

Swaps:	Gas		Oil
	MMBtu (a)	Price	Bbls	Price
Production Period:

4th Quarter 2009	1,850,000	$5.47	400,000	$46.15
2010	7,540,000	$6.80	2,204,000	$76.50
2011	6,420,000	$7.07	-	$-
	15,810,000		2,604,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

CLAYTON WILLIAMS ENERGY, INC.
Notes to tables and supplemental information

(a)	Effective April 15, 2009, the Company acquired the remaining 50% equity interest in Desta Drilling, LP, a contract drilling limited partnership formerly referred to as Larclay JV (the "Partnership"), pursuant to an agreement with Lariat Services, Inc. ("Lariat") dated March 13, 2009 (the "Assignment"). The Assignment from Lariat to the Company also included all of Lariat's right, title and interest in subordinated loans previously made by Lariat to the Partnership. As consideration for the Assignment, the Company assumed all of the obligations and liabilities of Lariat relating to the Partnership from and after the effective date, including Lariat's obligations as operator of the Partnership's drilling rigs. Upon consummation of the Assignment, the Company contributed the subordinated loans to the Partnership's capital.

Prior to the effective date of the Assignment, the Company met the definition of the primary beneficiary of the Partnership's expected cash flows under FIN 46R. Accordingly, the Company fully consolidated the accounts of the Partnership in its consolidated financial statements and accounted for the equity interest owned by Lariat as a noncontrolling interest. Upon consummation of the Assignment, the Company accounted for the related transactions by recording an increase in additional paid-in capital of $14.8 million, consisting of the contribution to equity of $7.8 million of principal and accrued interest on subordinated loans obtained from Lariat and the conversion to equity of $7 million of cumulative balance in the noncontrolling interest account attributable to the equity interests acquired from Lariat.

Upon consummation of the Assignment, the Company adopted a plan of disposition whereby it would commit to sell eight of the Partnership's 12 drilling rigs. The plan of disposition meets the criteria under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets (as amended)" ("SFAS 144"), for the designated assets to be classified as held for sale. SFAS 144 requires the Company to value the designated assets at the lower of their carrying value or fair value, less cost to sell, as of the date the plan of disposition was adopted. The Company estimates the fair value of the designated assets to be approximately $18.8 million. As a result, the Company has reclassified the estimated fair value of the designated assets to "Assets Held for Sale" in its consolidated balance sheet, and has recorded a related charge for impairment of property and equipment of approximately $32.1 million in its consolidated statement of operations for the second quarter of 2009.

In August 2009, the Company repaid in full all amounts outstanding under the secured term loan of Desta Drilling with borrowings of approximately $27.2 million under the revolving credit facility. All of the assets of Desta Drilling were pledged as collateral under the revolving credit facility.

(b)	Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2009 or 2008 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2009 and 2008 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
cwei@claytonwilliams.com
www.claytonwilliams.com
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer